Exhibit 99.3

Ad-hoc notification pursuant to Article 17 of Regulation (EU) No. 596/2014

ADTRAN Holdings, Inc.: ADTRAN announces deviation from Q4 2023 consensus and the suspension of dividend payments

Huntsville, Alabama (United States of America). November 6, 2023 (CT)

Based on the current business development, ADTRAN Holdings, Inc. (“ADTRAN Holdings” or the “Company”) (NASDAQ: ADTN; FSE: QH9) concluded today that the Company’s guidance range for the fourth quarter 2023 deviates from analyst consensus as follows:

•	The guidance range for GAAP revenue for the fourth quarter of 2023 is $210 million to $240 million, thus between 27.03% and 16.61% below analyst consensus ($287.8 million).

•

The guidance range for non-GAAP operating margin for the fourth quarter of 2023 is between negative 7% and 0%, thus 6.1 percentage points below to 0.9 percentage points above analyst consensus (-0.9%).

Due to the uncertainty around the current macro-economic environment, customer inventory levels, and their impact on customer spending levels, the Company has decided today to suspend the ADTRAN Holdings dividend as part of the capital efficiency program, and is implementing a comprehensive cost efficiency program to address these challenges.

Non-GAAP operating margin (which is calculated as non-GAAP operating (loss) income divided by revenue) is a non-GAAP financial measure. The Company has provided fourth quarter earnings guidance with regard to non-GAAP operating margin. This measure excludes acquisition related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses, and asset and goodwill impairments. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, these non-GAAP financial measures exclude certain items, including continued restructuring and integration expenses that will continue to evolve as the business efficiency program is implemented and, therefore, the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company’s GAAP financial results.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this ad hoc notification which are not historical facts, such as those relating to expectations regarding earnings, expenses and margin; ADTRAN Holdings’ ability to reduce expenses in the coming year and the amount thereof through its implementation of the business efficiency program; and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties related to manufacturing and supply chain constraints; (ii) risks and uncertainties related to the completed business combination between the Company, ADTRAN, Inc. (“ADTRAN”) and Adtran Networks SE (“Adtran Networks”), including risks related to the ability to successfully integrate ADTRAN’s and Adtran Networks’ businesses, the disruption of management time from ongoing business operations due to integration efforts following the business combination, and the risk that ADTRAN Holdings may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; (iii) risks and uncertainties relating to the recent restatement of our previously issued consolidated financial statements and ongoing material weakness in our internal control over financial reporting; (iv) risks and uncertainties relating to ADTRAN Holdings’ ability to reduce expenditures and the impact of such reductions on its financial results and financial condition; (v) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’ customers; (vi) the risk posed by potential breaches of information systems and cyber-attacks; (vii) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (viii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, as amended, as well as its Form 10-Q for the quarter ended June 30, 2023.

Published by

Adtran Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

Notifying person and contact for investors

Steven Williams

+49 89 890 665 918

investor.relations@adtran.com